SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SINO-GLOBAL SHIPPING AMERICA, LTD.
(Exact Name of Registrant as Specified in its Charter)

VIRGINIA	11-3588546
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

36-09 Main Street Suite 9C-2 Flushing, New York 11354 (718) 888-1814
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock without par value	The NASDAQ Stock Market LLC.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-148611 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Share Capital” of the Prospectus included in the Registrant’s Registration Statement on Form SB-2, No. 333-148611 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on January 11, 2008 and as amended on Form S-1 on February 13, 2008, March 18, 2008 and April 9, 2008. The section containing these descriptions is incorporated herein by reference.

Item 2.    Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant (1)
3.2	Bylaws of the Registrant (2)
4.1	Specimen Stock Certificate of the Registrant (3)
_____________________
(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement dated January 11, 2008 on Form SB-2 (333-148611)
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement dated January 11, 2008 on Form SB-2 (333-148611)
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement dated April 9, 2008 on Form S-1/A (333-148611)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

By: /s/ Cao Lei Cao Lei Chief Executive Officer

Dated: April 16, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant (1)
3.2	Bylaws of the Registrant (2)
4.1	Specimen Stock Certificate of the Registrant (3)
____________________
(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement dated January 11, 2008 on Form SB-2 (333-148611)
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement dated January 11, 2008 on Form SB-2 (333-148611)
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement dated April 9, 2008 on Form S-1/A (333-148611)